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                                                                    EXHIBIT 99.1


Jameson Inns, Inc.                                    PRESS RELEASE
8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346
(770) 901-9020 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

May 9, 2002

                                                      Contact: Craig R. Kitchin
                                                      President and Chief
                                                      Financial Officer
                                                      (770) 901-9020


                Jameson Inns, Inc. Reports First Quarter Results

    ATLANTA--Jameson Inns, Inc. (NASDAQ:JAMS), a hotel real estate investment trust (REIT), and owner of Jameson Inn and Signature Inn hotels, today announced results for the first quarter ended March 31, 2002.

First quarter 2002 Overview

For the quarter, the Company reported net loss attributable to common stockholders of $2.8 million or $(0.25) per share of common stock, basic and diluted, versus a net loss of $2.5 million, or $(0.23) per share of common stock, basic and diluted, for the first quarter of 2001. Funds from operations
(FFO) were $2,431,000 or $0.22 per share of common stock basic and $0.21 per share of common stock diluted, for the first quarter ended March 31, 2002, versus FFO of $2,847,000 or $0.26 per share of common stock basic and $0.24 per share of common stock diluted, for the same quarter in 2001.

Combined Revenue per available room (REVPAR) for both brands of the Company was $26.21 for the first quarter of 2002, down $3.30, or 11% from the first quarter of 2001, due to a decline in occupancy to 44.6% from 50.9%, offset partially by a 1.3% increase in average daily rate. REVPAR for the Jameson Inns was $28.68 for the first quarter of 2002 compared to $30.66 for the first quarter of 2001, resulting from a decrease in occupancy to 49.7% from 55.3%, offset partially by a 4% increase in average daily rate. REVPAR for the Signature Inns was $21.82 for the first quarter of 2002 compared to $27.50 for the first quarter of 2001, due to a decline in occupancy to 35.6% from 43.4%, and a 3.3% decrease in average daily rate.

Lease revenues earned from Kitchin Hospitality, LLC, the company that leases and operates the Inns, decreased $875,000 for the quarter compared to the first quarter of 2001. Lease revenues earned from the Jameson Inns decreased $718,000 due primarily to a decrease in REVPAR of 7% compared to the same period in 2001, and a decrease of 3,764 room nights available during 2002 compared to 2001. >From January 1, 2001 through March 31, 2002, five new Jameson Inns and eight expansions of existing Inns were opened, offset by the sale of eleven Inns. Lease revenues earned from the Signature Inns decreased $154,000 in the first quarter of 2002 verses first quarter of 2001 due to the sale of a Signature Inn during the first quarter 2002. Lease revenue earned from billboards decreased $3,000 in first quarter of 2002 verses first quarter of 2001 due to the sale of certain billboards in connection with Inn sales during 2001.

"Occupancy and ADR, as expected, were weak in the first quarter" said Tom Kitchin, CEO. "We expect that as the economy recovers from the recession our relative hotel statistics will gradually improve each quarter this year. We anticipate REVPAR growth during the second half of 2002."

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Properties Held for Sale

In 2001, the Company disposed of eleven of its 40-room, exterior corridor Jameson Inn hotels located in markets that have mostly been under-performing. Based on a review of its investment portfolio at March 31, 2002, the Company has determined that two additional operating hotel properties do not meet its investment criteria. One Signature Inn hotel located in Cincinnati (Northeast), Ohio was sold during first quarter 2002. The remaining two Inns along with several parcels of land are classified as held for sale at March 31, 2002. The hotel properties and parcels of land for sale are recorded at the lower of cost or fair value less anticipated selling costs. During the remainder of 2002, the Company may identify additional Inns to dispose of which do not meet its investment criteria. During the first quarter of 2001, a $900,000 loss on impairment of real estate was recognized.

Long-term Debt

At March 31, 2002 the Company had total indebtedness of $232 million. Of this amount, approximately $200 million is variable rate debt, which primarily consists of individual property mortgages that adjust one time per year and are based off the prime rate or U.S. Treasury rate. Most of the debt that adjusts during 2002 will be fixed for twelve months following each adjustment date. In January 2002, interest rates on $39.9 million of adjustable rate debt were reset at a weighted average rate of 5.5% and in April 2002, interest rates on $39.1 million of adjustable rate debt were reset at a weighted average rate of 5.1%.

During 2001, the Company entered into multiple interest rate cap agreements on $109 million of outstanding indebtedness at a cost of approximately $109,000. These interest rate cap agreements limit the Company's exposure to increases in the prime rate above specified cap rates, for one-year periods commencing on the interest rate readjustment dates.

Properties Update

The Company currently has one 68 room interior corridor Jameson Inn under construction that is scheduled to open during the second quarter of 2002. In addition, one additional twenty room expansion of an existing Jameson Inn is under construction and is expected to be completed during the second quarter of 2002.

The Company opened three expansions of existing Jameson Inns (56 additional rooms) and sold one Signature Inn (99 rooms) during the first quarter of 2002.

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On March 31, 2002, there were 98 operating Jameson Inns and 25 Signature Inns, compared to 98 operating Jameson Inns and 26 Signature Inns at December 31, 2001. Our operating properties are currently located in the following fourteen states:


                   Jameson Inns       Signature Inns       Combined Brands
                  --------------      --------------       ---------------
State             Hotels   Rooms      Hotels   Rooms       Hotels    Rooms
-----             ------   -----      ------   -----       ------    -----
Alabama            18       935        --        --          18       935
Florida             6       390        --        --           6       390
Georgia            28     1,468        --        --          28     1,468
Iowa               --        --         1       119           1       119
Illinois           --        --         3       372           3       372
Indiana            --        --        14     1,594          14     1,594
Kentucky            1        67         3       363           4       430
Louisiana           2       146        --        --           2       146
Mississippi         6       351        --        --           6       351
N. Carolina        14       675        --        --          14       675
Ohio               --        --         3       380           3       380
S. Carolina        10       570        --        --          10       570
Tennessee          11       636         1       124          12       760
Virginia            2       122        --        --           2       122
                  ---     -----       ---     -----         ---     -----
   Total           98     5,360        25     2,952         123     8,312
                  ===     =====       ===     =====         ===     =====

Dividends

On March 20, 2002, the Company declared a quarterly dividend of $0.5781 per share for Series A Preferred Stock and $0.425 per share for Series S Preferred Stock. These dividends were paid on April 20, 2002 to shareholders of record on March 29, 2002.

On April 25, 2002, the Company declared a quarterly dividend of $0.05 per common share. The dividend is payable on May 20, 2002, to shareholders of record on May 3, 2002.

The Company's future decisions to pay its common dividend will be determined each quarter based upon the operating results of that quarter, economic conditions, and other operating trends. We currently anticipate that the Company should be able to pay an aggregate of $0.20 in cash dividends per common share during the full year of 2002. The Company expects to pay the full quarterly cash dividends on its Series A and Series S preferred stock during 2002.

2002 Guidance

FFO per share for the full year of 2002 on a diluted basis is anticipated to be within the range of $1.15 to $1.30 per common share. The Company is currently anticipating the full year of 2002 maintenance capital expenditures of approximately $6.1 million.

"Given the recent recession and the events of September 11th, we knew we would have a down quarter in terms of REVPAR" said Tom Kitchin. "Our FFO guidance for the year anticipated this weakness and therefore our guidance has not changed. We still expect to earn between $1.15 and $1.30 for the year."

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Earnings Conference Call

The Company will hold a first quarter earnings conference call at 10:00 am eastern standard time today, May 9, 2002. You may listen to a simultaneous webcast of the conference call by accessing the Investor Relations section of the Company's website. To listen to the call, dial 1-973-321-2002 and ask for the Jameson Inns, Inc. first quarter earnings conference call hosted by Mr. Tom Kitchin.

Jameson Inns, Inc. is a REIT that develops and owns the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the Company's website at www.jamesoninns.com.
                                            -------------------

Forward-Looking Statements

There are a number of statements in this news release which address activities, events or developments which we expect or anticipate will or may occur in the future, including such things as changes in interest rates, our expansion plans (including construction of new Inns and expansion of existing Inns), dispositions of hotels, availability of debt financing and capital, payment of quarterly dividends, effects of terrorist acts similar in nature to those which occurred September 11, 2001, and other matters. These statements are based on certain assumptions and analyses we have made in the light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether the actual results and developments will conform to our expectations and predictions are subject to a number of risks and uncertainties, including (1) our ability to (a) secure construction and permanent financing to finance such development on terms and conditions favorable to us, (b) assess accurately the market demand for new Inns and expansions of existing Inns, (c) identify and purchase new sites which meet our various criteria, including reasonable land prices, (d) contract for the construction of new Inns and expansions of existing Inns in a manner which produces Inns consistent with our present quality and standards at a reasonable cost and without significant delays, (e) provide ongoing renovation and refurbishment of the Inns sufficient to maintain consistent quality among the Inns, and (f) manage our business in a cost-effective manner given the increase in the number of Inns; (2) Kitchin Hospitality's willingness and ability to manage the Inns profitably; (3) general economic, market and business conditions, particularly those in the lodging industry generally and in the geographic markets where the Inns are located; (4) changes in short-term interest rates;(5) the business opportunities (or lack thereof) that may be presented to and pursued by us; (6) the availability of qualified managers and employees necessary for our planned growth; (7) changes in governmental laws or regulations and (8) other factors, most of which are beyond our control. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements and there can be no assurance that the actual results of developments which we anticipate will be realized, or even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations.

Non-GAAP Information

The Company believes that Funds from Operations ("FFO") is an additional meaningful measure of operating performance. FFO has been calculated as net income attributable to common stockholders before depreciation expense, gains or losses on disposal of real estate assets, impairment losses of real estate assets and extraordinary items. However, this information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to the operating and other financial information as determined under accounting principles generally accepted in the United States.

                                     -MORE-

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

Statement of Operations Data                                                          Three Months Ended
                                                                                -----------------------------
                                                                                   March 31,      March 31,
                                                                                     2002           2001
                                                                                -------------   -------------
Lease Revenue                                                                   $  9,889,026     $ 10,763,976
Property and Other Tax Expense                                                       808,192        1,013,485
Insurance Expense                                                                    325,000          250,800
Depreciation                                                                       5,117,824        4,860,850
General and Administrative Expenses                                                  540,440          357,074
(Gain) Loss on Sale of Real Estate                                                    54,752         (696,491)
Loss on Impairment of Real Estate                                                         -           900,000
Interest Expense, Net of Capitalized Amounts                                       4,125,358        4,834,041
Other Income                                                                           8,148            8,148
(Loss) Before Extraordinary Item                                                  (1,074,392)        (747,635)
Extraordinary Loss from Early
   Extinguishment of Debt                                                             11,934           92,799
Net Income (Loss)                                                                 (1,086,326)        (840,434)
Cumulative Preferred Stock Dividends                                               1,667,190        1,667,183
Net Income (Loss) Attributable to
   Common Shareholders                                                          $ (2,753,516)    $ (2,507,617)

Net Income (Loss) Attributable to Common
     Shareholders Per Share:
            Basic                                                               $      (0.25)    $      (0.23)
            Diluted                                                             $      (0.25)    $      (0.23)
Funds From Operations Per Common Share:
             Basic                                                              $       0.22     $       0.26
             Diluted                                                            $       0.21     $       0.24
 Funds From Operations                                                          $  2,430,994     $  2,846,609




Selected Balance Sheet Data                                                       March 31,      December 31,
                                                                                    2002             2001
                                                                                ------------     ------------
Property and Equipment, Net                                                     $325,784,761     $329,782,859
Cash                                                                               5,096,353        4,755,991
Restricted Cash                                                                      521,530          648,924
Receivable from Affiliate                                                          4,895,816           87,037
Other Assets, Net                                                                  4,321,622        4,086,385
Total Assets                                                                     340,620,082      339,361,196
Mortgage Notes Payable                                                           231,926,175      227,062,652
Other Liabilities                                                                  3,619,951        4,015,948
Preferred Stock Dividends Payable                                                  1,667,198        1,667,190
Total Shareholders' Equity                                                      $103,620,082     $106,615,406

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Selected Hotel Statistics                                Three Months Ended
-------------------------                               ---------------------
                                                        March 31,    March 31,
                                                          2002         2001
                                                        ---------    --------
Jameson Inns
      All Inns:

     Occupancy Rate                                        49.7%        55.3%
      Average Daily Rate                                 $57.66       $55.46
      REVPAR                                             $28.68       $30.66

      Interior:

      Occupancy Rate                                       47.4%        53.5%
      Average Daily Rate                                 $62.10       $61.10
      REVPAR                                             $29.41       $32.69

      60 Room Exterior:

      Occupancy Rate                                       51.2%        57.7%
      Average Daily Rate                                 $56.18       $54.41
      REVPAR                                             $28.75       $31.41

      40 Room Exterior:

      Occupancy Rate                                       50.1%        53.5%
      Average Daily Rate                                 $55.29       $52.84
      REVPAR                                             $27.72       $28.29

      Same Inns (93 hotels):

      Occupancy Rate                                       50.8%        56.4%
      Average Daily Rate                                 $57.85       $55.62
      REVPAR                                             $29.36       $31.34

Signature Inns
      All Inns:

      Occupancy Rate                                       35.6%        43.4%
      Average Daily Rate                                 $61.29       $63.38
      REVPAR                                             $21.82       $27.50

     Same Inns (25 hotels):

      Occupancy Rate                                       36.0%        44.1%
       Average Daily Rate                                $61.35       $63.51
       REVPAR                                            $22.08       $28.03

Combined Brands
      Same Inns (118 hotels):

      Occupancy Rate                                       45.3%        51.7%
      Average Daily Rate                                 $58.88       $58.16
      REVPAR                                             $26.66       $30.09

      All Inns:

      Occupancy Rate                                       44.6%        50.9%
      Average Daily Rate                                 $58.71       $57.93
      REVPAR                                             $26.21       $29.51